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                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE:

       DATATRAK INTERNATIONAL RECEIVES FAVORABLE JUDGMENT FROM DUTCH COURT
                                IN U-GENE MATTER

         CLEVELAND, December 8, 1999--DataTRAK International, Inc. (Nasdaq:
DATA) announced today that on November 24, 1999 a Dutch court issued a judgment in DataTRAK's favor in the amount of approximately $1.3 million against U-Gene Research B.V. and certain of U-Gene's stockholders. The judgment relates to a lawsuit filed by DataTRAK (formerly Collaborative Clinical Research, Inc.) against U-Gene in 1997 in which DataTRAK claimed U-Gene breached a letter of intent between DataTRAK and U-Gene. The letter of intent concerned DataTRAK's proposed 1997 purchase of U-Gene.

         Under Dutch law, U-Gene and certain of U-Gene's stockholders have three months from the date of the Dutch court's November 24, 1999 judgment to appeal the judgment.

         DataTRAK International, Inc. is a worldwide Application Service Provider (ASP) for the EDC industry. DataTRAK provides a suite of EDC software products known as DataTRAK EDC (TM) and related hosting, educational, and training services to the pharmaceutical, biotechnology, and medical device industries. DataTRAK EDC (TM) was developed in order to deliver clinical research data from investigative sites to sponsors faster and more efficiently than conventional manual methods. DataTRAK EDC (TM) can be deployed worldwide in either a distributed platform using laptop computers or in a centralized server "thin client" environment using the Internet. DataTRAK EDC (TM) software and its earlier versions have successfully supported more than 37 clinical studies encompassing over 800 clinical sites and 20,000 patients. DataTRAK International, Inc. has offices and hosting facilities located in Cleveland, Ohio and Bonn, Germany. Visit the DataTRAK International, Inc. web site at www.datatraknet.com or www.datatraknet.de.

         Except for historical information contained in this press release, the statements made in this release are forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the ability of DataTRAK to absorb corporate overhead and other fixed costs in order to successfully market the DataTRAK EDC (TM) software; the development and fluctuations in the market for EDC technology; continued unreliability of the Internet infrastructure; the degree of DataTRAK's success in obtaining new contracts; the timing of payments from sponsors and the timing of sponsor decisions to conduct new clinical trials or cancel or delay ongoing trials; dependence on key personnel; governmental regulation; the early stage of the DataTRAK business and operations; and general economic conditions. In addition, DataTRAK's success depends on the outcome of various strategic initiatives it has undertaken, all of which are based on assumptions made by DataTRAK concerning trends in the clinical research market and the health care industry.

         /CONTACT: Jeffrey A. Green, Pharm.D., FCP, President and Chief Executive Officer, ext. 112, or Terry C. Black, Chief Financial Officer, ext. 110, both of DataTRAK International, Inc., (216) 921-6505./

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                                December 13, 1999

VIA EDGAR
---------

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Current Report on Form 8-K of DataTRAK International, Inc.
                  ----------------------------------------------------------

                  On behalf of DataTRAK International, Inc., an Ohio corporation, enclosed herewith for filing, pursuant to the electronic data gathering, analysis and retrieval system of the Securities and Exchange Commission, is DataTRAK's Current Report on Form 8-K. Please direct any questions regarding this filing to the undersigned at (216) 622-8315.

                                                Very truly yours,

                                                /s/ Gregory S. Harvey

                                                Gregory S. Harvey
Enclosure